-15-
BAODOCS1/0023381.01
                    Management Agreement


          This Management Agreement (the Agreement) is entered into on the 30th day of June, 1995, between Merry-Go-
Round Enterprises, Inc., a Maryland corporation (the
Company), and Meridian Ventures, Inc., a South Carolina corporation (Meridian).

                          Recitals

          A. The Company filed a petition under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court for the District of Maryland, Baltimore Division (the Bankruptcy Court) on January 11, 1994 (the Chapter 11 case of the Company, Case No. 94-5-0161-SD, is referred to as the Bankruptcy Case).

          B.   The Company and Meridian entered into a
certain Management Agreement dated January 6, 1995 (the
Prior Agreement) pursuant to which Meridian has satisfactorily performed certain management and other services to and on behalf of the Company.

          C. The Prior Agreement expires pursuant to its terms on June 30, 1995.

          D.   Meridian and the Company have agreed to
certain terms and conditions upon which Meridian shall perform management services to and on behalf of the Company after June 30, 1995, which terms and conditions are as set forth in this Agreement.

                          Agreement

          Now, therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1.   Retention.  The Company hereby retains
Meridian, and Meridian hereby agrees to perform services for the Company, upon the terms and subject to the conditions set forth in this Agreement.

          2.   Term.  The term of this Agreement shall
commence on July 1, 1995 and shall terminate on July 31, 1995, unless earlier terminated pursuant to paragraph 7 or 8(n); provided that the Company may extend the term of this Agreement through and until August 31, 1995 by providing written notice of such extension to Meridian on or before July 20, 1995. In the event the Company exercises its right to extend the term of this Agreement, the term shall be extended through and until August 31, 1995, upon the same terms and conditions as set forth herein, which extension shall be effective as of the then current expiration date of this Agreement.

          3.   Services.

               (a)  Scope of Services.  Subject to the
provisions of paragraph 3(h), Meridian shall perform, or shall cause to be performed, the management of all aspects of the Company's operations, including, but not limited to the administration of the Company with respect to matters relating to the Bankruptcy Case, real estate operations and leasing, legal and personnel administration and Company
operations.   Meridian shall use its best efforts to
finalize and obtain a replacement debtor-in-possession financing facility for the Company on the terms provided in that certain Commitment Letter form GE Capital Corporation and Citibank USA (the Lenders) dated June 9, 1995 (the Replacement DIP Facility). In addition, Meridian shall cooperate with the Company, the Board and the Lenders, and take such actions as are necessary, to ensure a smooth and orderly transition with the permanent CEO and President of the Company. Meridian shall perform all of its obligations and services hereunder in a manner consistent with the policies adopted by the Board and consistent with Chapter 11 of the United States Bankruptcy Code, based upon the advice of qualified bankruptcy counsel of the Company.

               (b)  Shull and Kenney.  Subject to the
provisions of paragraph 3(h), Meridian shall furnish, and the Company shall accept, the services of (i) Thomas C. Shull (Shull), who shall serve as the Company's Chairman and Chief Executive Officer, and (ii) James P. Kenney (Kenney), who shall serve as the Company's President and Chief Operating Officer. Shull and Kenney shall perform the services required of Meridian under this Agreement and may utilize the services of such other Meridian personnel from time to time, as Meridian deems appropriate. Subject to the provisions of paragraph 3(h), Shull and Kenney shall serve as full-time officers of the Company, devote substantially all of their business time, energy and abilities to the business, affairs and interest of the Company and its affiliates and perform their services and the services of Meridian contemplated by this Agreement and such other duties and services customarily performed by officers serving in the positions held by Shull and Kenney in accordance with policies established by the Board and in a manner consistent with Chapter 11 of the Bankruptcy Code. Notwithstanding the foregoing, the parties acknowledge and agree that each of Shull and Kenney shall be permitted to continue as principals of Meridian; provided that neither Shull nor Kenney shall lead or act as the principal or material consultant in any other assignment or pursuant to any other agreement to which they or Meridian are a party during the term hereof.

               (c)  Board Representation.  Shull shall be a
member of the Board and shall be nominated for reelection to the Board, when appropriate, during the term of this Agreement. Kenney may attend meetings of the Board, but will not be a member of the Board nor be entitled to vote on matters presented to the Board.

               (d)  Duties of Shull and Kenney.  Shull,
Kenney and any other employees, representatives, agents or consultants of Meridian performing services for or on behalf of the Company, agree to observe and comply with the policies of the Company as adopted by the Board with respect to the performance of Meridian's duties and the duties delegated to Shull and Kenney, and agree to carry out and perform such orders, directions and policies of the Company and the Board as may be stated either orally or in writing from time to time.

               (e)  Employment Decisions.  Shull and Kenney
shall have the ability to hire new employees on behalf of the Company, provided that neither Shull nor Kenney may hire any new employee on behalf of the Company for a position providing an annual aggregate of salary and benefits in excess of $150,000 without obtaining the prior written approval of the Board. No employment contracts shall be entered into and no benefits exceeding tier 2 benefits (as defined in Retention Incentive and Severance Plan approved by the Bankruptcy Court by Order entered October 25, 1994) shall be granted, except upon approval of the Board, the Official Committees in the Bankruptcy Case (the Committees), Fidelity Research and Management Company (Fidelity) and Bear Stearns & Co., Inc. (Bear Stearns). Shull and Kenney shall have the ability to fire employees of the Company without obtaining the prior approval of the Board with respect to all positions within the Company, except for the Executive Vice President and Chief Financial Officer of the Company and the Presidents of each division of the Company. In addition, neither Shull nor Kenney may cause the Company to hire employees or affiliates of Meridian, or hire, retain or terminate professionals of or on behalf of the Company, without obtaining the prior written approval of the Board.

               (f)  Other Meridian Personnel.  Meridian, at
its option, may furnish the services of other Meridian personnel or affiliates as Meridian may from time to time deem necessary or appropriate to perform Meridian's obligations hereunder and such personnel or affiliates shall have the duties assigned to them by Meridian, consistent with the policies of the Company as adopted by the Board and with Chapter 11 of the Bankruptcy Code; provided that no additional fees shall be paid to such personnel or affiliates for such services without the prior written approval of the Board.

               (g) Employees of Meridian; No Benefits. The parties acknowledge and agree that: (i) by furnishing the services of Shull and Kenney and other Meridian personnel to the Company, Meridian is functioning as an independent contractor to the Company; (ii) Shull, Kenney and other personnel provided by Meridian shall remain employees of Meridian, and Meridian retains the right (subject to the terms hereof) to direct and control the performance of all Meridian employees, including Shull and Kenney, consistent with the policies of the Company; (iii) Meridian is solely responsible for the payment of salary, employee benefits and all other compensation due to Meridian personnel rendering services to the Company, including Shull and Kenney, and for all applicable federal, state and local tax withholding with respect to compensation and benefits payable to them under this Agreement or otherwise; (iv) the compensation to Meridian set forth in paragraph 4 shall be exclusive and Meridian personnel, including Shull and Kenney, shall not participate in or be eligible to participate in any compensation or benefit plan or perquisite of the Company; and (v) all amounts of cash which may be paid to Shull, Kenney or any other Meridian personnel pursuant to this Agreement shall be paid to and received by such persons solely as nominees for and on behalf of Meridian and not on their own account.

               (h)  New CEO.  Notwithstanding any other
provision of this Agreement to the contrary, Meridian acknowledges and agrees that the Company and the Board are actively seeking to retain a new CEO and President of the Company (the New CEO) to replace Meridian, Shull and Kenney. Upon the retention of the New CEO, Shull shall no longer be CEO of the Company and Kenney shall no longer be President and Chief Operating Officer of the Company. Meridian agrees that neither the retention by the Company of the New CEO nor the diminution or change in the level and nature of services to be provided by Meridian, Shull and Kenney hereunder shall constitute an event permitting Meridian to terminate this Agreement. Meridian agrees to use its best efforts to ensure a smooth transition of management to the New CEO.

          4. Fees. In consideration of the services to be performed hereunder and for providing the services of Shull, Kenney, and other Meridian personnel, Meridian shall receive the fees set forth in this paragraph 4; provided, that if this Agreement is terminated pursuant to paragraph 7 or paragraph 8(n) of this Agreement, such compensation shall be adjusted or forfeited as provided in paragraph 7 or paragraph 8(n), as applicable. The amounts payable pursuant to this paragraph 4 shall constitute the exclusive compensation payable to Meridian for its services provided under this Agreement and for the services provided by Shull, Kenney and all other Meridian personnel hereunder, and no other compensation or consideration shall be payable to Meridian or any other individual provided by Meridian in connection with the services provided hereunder, except as otherwise expressly provided in this Agreement.

               (a)  Monthly Management Fee.

                     (i) During the term of this Agreement,
                         the Company shall pay Meridian a
                         monthly management fee of $95,000
                         per month.

                    (ii) The Management Fees shall be
                         payable monthly in arrears on the
                         first day of each month commencing
                         on the first day of the first month
                         following the commencement of the
                         term of this Agreement.

               (b)  Bonus Fee.  In addition to Management
Fees but in lieu of any Bonus Fee payable under the Prior Agreement, the Company shall pay to Meridian bonus compensation (the Bonus Fee) in an amount in cash equal to:
(i) $75,000 upon the
closing of the Replacement DIP Facility, such that the Lenders are prepared to make advances to or for the benefit of the Company thereunder, so long as such closing occurs during the Term of this Agreement as such term may be extended pursuant to paragraph 2, and (ii) an additional amount equal to $50,000 on the effective date of a Chapter 11 plan of reorganization for the Company confirmed pursuant to Section 1129 of the Bankruptcy Code (a Plan).

          5. Expense Reimbursement. Shull and Kenney shall be entitled to be reimbursed by the Company from time to time (but not more frequently than monthly) for reasonable out-of-pocket business expenses incurred by Shull and Kenney, including expenses in connection with bona fide business travel on behalf of the Company, upon presentation from time to time of an itemized written account of such expenses. Notwithstanding the foregoing, neither Meridian, Shull, Kenney nor any other Meridian personnel shall be entitled to be compensated or reimbursed for any out-of-pocket or other expenses not related to the business and services performed hereunder, including but not limited to commuter travel and lodging expenses.

          6.   D&O Liability Coverage; Indemnification;
Release.

               (a)  D&O Insurance.  Shull and Kenney, in
their respective official capacities on behalf of the Company, shall be covered by the Company's Director and Officer Liability Insurance Policy, to the same extent as other officers and directors of the Company. Such coverage shall continue for Shull and Kenney following the expiration or earlier termination of this Agreement (other than as a result of a termination pursuant to paragraph 7(a)) for the same duration as such coverage is available to other officers and directors of the Company.

               (b)  Indemnification.

                      (i)     Indemnified Parties.  Except
                         as otherwise expressly provided in
                         this Agreement, the Company agrees
                         to indemnify and hold Meridian,
                         Shull and Kenney (collectively, the
                         Indemnified Parties) harmless from
                         and against any and all actions,
                         claims, damages and liabilities,
                         including the costs of
                         investigating, preparing or
                         defending any such action or claim,
                         whether or not in connection with
                         litigation in which an Indemnified
                         Party is a party, caused by,
                         relating to, based upon or arising
                         out of such Indemnified Party's
                         acceptance of or the performance or
                         non-performance of its obligations
                         under this Agreement; provided,
                         however, that such indemnity and
                         hold harmless obligation shall not
                         apply to any such action, claim,
                         damage, liability or
                         cost to the extent arising out of
                         or attributable to the gross
                         negligence, willful misconduct or
                         fraud of, or breach of this
                         Agreement by, an Indemnified Party.

                     (ii)     Indemnification Demand.  If
                         any action, proceeding or
                         investigation is commenced for
                         which an Indemnified Party proposes
                         to demand such indemnification, it
                         will notify the Company with
                         reasonable promptness; provided,
                         however, that any failure by an
                         Indemnified Party to notify the
                         Company will not relieve the
                         Company from its obligations
                         hereunder, except to the extent
                         that such failure shall have
                         prejudiced the defense of any such
                         action, proceeding or
                         investigation.  The Company shall
                         promptly pay expenses reasonably
                         and actually incurred by an
                         Indemnified Party in defending or
                         settling any action, proceeding or
                         investigation in which an
                         Indemnified Party is a party or is
                         threatened to be made a party by
                         reason of its relationship with the
                         Company hereunder, upon submission
                         of invoices therefor.  The
                         Indemnified Parties shall repay any
                         and all such amounts so advanced if
                         it shall be determined that such
                         Indemnified Party is not entitled
                         to be indemnified therefor.  If any
                         such action, proceeding, or
                         investigation in which an
                         Indemnified Party is a party is
                         also against the Company or any of
                         its affiliates, the Company may, in
                         lieu of advancing the expenses of
                         separate counsel for such
                         Indemnified Party, provide such
                         Indemnified Party with legal
                         representation by the same counsel
                         who represents the Company or its
                         affiliates, as applicable, at no
                         cost to such Indemnified Party;
                         provided, however, that if such
                         counsel or counsel to such
                         Indemnified Party shall determine
                         that due to the existence of actual
                         or potential conflicts of interest
                         between such Indemnified Party and
                         any one or more of the Company or
                         its affiliates, such counsel is
                         unable to represent both the
                         Indemnified Party and one or more
                         of the Company or its affiliates,
                         then the Indemnified Party shall be
                         entitled to use separate counsel of
                         its own choice, and the Company
                         shall promptly pay the Indemnified
                         Party's reasonable
                         expenses of such separate counsel
                         upon submission of invoices
                         therefor.  Nothing herein shall
                         prevent any Indemnified Party from
                         using separate counsel of its own
                         choice at its own expense.  The
                         Company shall only be liable for
                         settlements of claims against any
                         Indemnified Party made with the
                         Company's written consent, which
                         consent shall not be unreasonably
                         withheld.

                    (iii)     Contribution If
                         Indemnification Provisions Not
                         Enforced.  In order to provide for
                         just and equitable contribution if
                         a claim for indemnification
                         pursuant to these indemnification
                         provisions is made but it is found
                         by a court of competent
                         jurisdiction that such
                         indemnification may not be enforced
                         in such case, even though the
                         express provisions hereof would
                         require indemnification, then the
                         Company, on the one hand, and the
                         applicable Indemnified Party, on
                         the other hand, shall contribute to
                         the amount paid or payable as a
                         result of the losses, claims,
                         damages, liabilities and costs in
                         such proportion as is appropriate
                         to reflect the relative fault of
                         the Company and Indemnified Party
                         in connection with the acts or
                         omissions which resulted in such
                         losses, claims, damages,
                         liabilities and costs, as well as
                         any other relevant equitable
                         considerations.  The amount paid or
                         payable by a party as a result of
                         the losses, claims, damages and
                         liabilities and expenses referred
                         to above shall be deemed to
                         include, subject to the limitations
                         set forth in paragraph 6(b)(ii)
                         above, any legal or other fees or
                         expenses reasonably incurred by
                         such party in connection with any
                         investigation or proceeding.

                    (iv) Indemnification Remains in Effect.
                         Neither the termination of this
                         Agreement nor completion of the
                         retention of Meridian, Shull and
                         Kenney hereunder shall affect these
                         indemnification provisions, which
                         shall hereafter remain operative
                         and in full force and effect for a
                         period expiring two (2) years after
                         such termination or completion.

                    (v)  Indemnification Under Agreement Not
                         Exclusive; Limitation.  The rights
                         provided in this paragraph

                         6(b) shall not be deemed exclusive
                         of any other rights to which the
                         Indemnified Parties may be entitled
                         under the articles of incorporation
                         and bylaws of the Company, any
                         other agreements, any vote of
                         stockholders or disinterested
                         directors of the Company, any
                         applicable law or otherwise, but
                         shall nevertheless in all respects
                         be limited to the maximum extent
                         permitted by applicable law.

               (c)  Releases Under Plan.  The Company shall
use its best efforts to include a provision in a Plan providing for a release of liability for Meridian, Shull and Kenney upon the same terms and conditions as provided for professionals and for former officers and directors of the Company.

          7.   Termination.  This Agreement may be
terminated prior to the expiration of the term of this Agreement only as provided in this paragraph 7 or paragraph
8(n).


(a) Termination by the Company for Cause. The Company shall have the right to terminate this Agreement for cause at any time prior to July 31, 1995 (as such date may be extended pursuant to paragraph 2) by giving written notice to Meridian. The Company shall have "cause" if, prior to such termination, the Board makes a determination in good faith of: (i) Shull's or Kenney's personal dishonesty, gross negligence, willful misconduct, habitual abuse of alcoholic beverages or other substance abuse, breach of fiduciary duty or intentional failure to perform stated or assigned duties, or upon Shull's or Kenney's conviction of any offense punishable by imprisonment of one year or more,
(ii) Meridian's gross negligence, willful misconduct, breach of fiduciary duty or intentional failure to perform its obligations hereunder, (iii) Shull, Kenney or Meridian (collectively, the Meridian Parties) commits any act of fraud or dishonesty in connection with the services rendered hereunder, (iv) any of the Meridian Parties commits a material breach of any of their respective obligations hereunder or under any other agreement between the Meridian Parties, or any of them, and the Company, and shall fail to remedy such breach within ten (10) days after having received written notice from the Company, or (v) Shull and Kenney die or become "permanently disabled" (as hereafter defined). If this Agreement is terminated by the Company for cause under this paragraph 7(a), the Meridian Parties shall not be entitled to receive any further compensation under this Agreement, including, but not limited to, Management Fees (other than Management Fees accrued, but unpaid as of the date of termination, with respect to the period prior to termination), and any Bonus Fee payable pursuant to and in accordance with paragraph 4(b), and the Company shall be entitled to pursue such remedies against Meridian, Shull and Kenney as may be available at law, in equity or otherwise. For purposes of this Agreement, a person shall be deemed to be "permanently disabled" if any ailment, illness or other physical or mental incapacity prevents such person from performing its duties as specified in this Agreement for a period of 17 consecutive business days during the term of this Agreement, or if such disability meets the criteria of "permanent and total disability" within the meaning of Section 22(e)(3) of the Internal Revenue Code.

               (b)  Termination by Meridian for Cause;
                    Expiration of Term Without Renewal.

                    (i)  Meridian shall have the right to
                         terminate this Agreement for cause
                         at any time prior to July 31, 1995
                         (as such date may be extended
                         pursuant to paragraph 2) by giving
                         10 days prior written notice to the
                         Company.  Meridian shall have
                         "cause" if (aa) the Company commits
                         a material breach of any of its
                         obligations hereunder or under any
                         other agreement between Meridian
                         and the Company and shall fail to
                         remedy such breach within 10 days
                         after having received written
                         notice thereof from Meridian;
                         (bb) at any time prior to the
                         appointment of the New CEO, the
                         Company, without the prior written
                         consent of Meridian, materially
                         diminishes the titles and
                         responsibilities initially given
                         Shull or Kenney hereunder or
                         materially diminishes the duties of
                         Shull or Kenney to a level where
                         either's duties are substantially
                         dissimilar to the duties performed
                         by persons employed in similar
                         positions with other retail
                         companies of comparable size, or
                         (cc) the Board establishes
                         limitations, instructions,
                         directions or controls applicable
                         to either Shull's or Kenney's
                         performance of their respective
                         duties hereunder which are
                         materially inconsistent with the
                         bylaws of the Company, or at any
                         time prior to the appointment of
                         the New CEO, are not (except as
                         warranted by the Company's
                         circumstances) customary for the
                         offices held by Shull or Kenney, as
                         the case may be.  Notwithstanding
                         the foregoing, the retention by the
                         Company of a New CEO as
                         contemplated under paragraph 3(h),
                         and any resulting diminution in the
                         position, duties and
                         responsibilities of Meridian, Shull
                         or Kenney, shall not constitute an
                         event permitting Meridian to
                         terminate this Agreement.

                    (ii) In the event that this Agreement is
                         terminated by Meridian pursuant to
                         paragraph 7(b)(i), the Company
                         shall continue to pay Meridian the
                         Management Fees through and until
                         July 31, 1995 (as such date may be
                         extended pursuant to paragraph 2)
                         on a monthly basis, as if this
                         Agreement had not been terminated.
                         In addition, in the event that this
                         Agreement is terminated by Meridian
                         for cause, then notwithstanding
                         such termination, Meridian shall be
                         entitled to receive any Bonus Fee
                         payable pursuant to paragraph 4(b)
                         in the manner provided in such
                         paragraph, but no other amounts
                         shall be due and payable hereunder
                         by the Company (other than
                         Management Fees accrued, but unpaid
                         as of the date of termination, with
                         respect to the period prior to
                         termination).

          8.   General.

               (a)  Bankruptcy Court Approval.  The
effectiveness of this Agreement shall be conditioned upon the entry of an order of the Bankruptcy Court approving this Agreement with respect to which no appeal has been taken, or if an appeal has been taken, no stay pending such appeal has been obtained (Bankruptcy Court Approval).

               (b) Amendment. No modification or amendment of, or waiver under, this Agreement shall be valid unless in writing and signed by each of the parties hereto, and approved by the Committees, Fidelity and Bear Stearns.

               (c) Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

               (d)  Authorization.  Subject to Bankruptcy
Court approval, the Company and Meridian each represent and warrant that this execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action.

               (e)  Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of Maryland.

               (f)  Severability.  If any term, provision,
covenant or restriction herein is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

               (g) Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered personally or sent by overnight courier express service or
(ii) three days after having been deposited in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed as follows:

               If to Meridian, to:

                    Thomas C. Shull
                    James P. Kenney
                    Meridian Ventures, Inc.
                    2 Corpus Christi Circle
                    Hilton Head, South Carolina 29928
                    FAX:  803-842-3920
                    PHONE:  803-842-2920

               with a copy to:

                    John Paul Ketels, Esquire
                    Rogers & Wells
                    607 14th Street, N.W., 10th Floor
                    Washington, D.C. 20005
                    FAX:  (202) 434-0800
                    PHONE:  (202) 434-0700

                    - and -

                    Dennis Drebsky, Esquire
                    Rogers & Wells
                    200 Park Avenue
                    New York, New York 10166
                    FAX:  (212) 878-3211
                    PHONE:  (212) 878-8059

               If to the Company, to:

                    Merry-Go-Round Enterprises, Inc.
                    3300 Fashion Way
                    Joppa, Maryland 21085
                    Attention:  Isaac Kaufman
                    FAX:  410-676-5577
                    PHONE:  410-538-1000


               with a copy to:

                    Roger Frankel, Esquire
                    Richard H. Wyron, Esquire
                    Swidler & Berlin, Chartered
                    3000 K Street, N.W., Suite 300
                    Washington, D.C. 20007
                    FAX:  202-424-7645
                    PHONE:  202-424-7500


and with copies to the Committees, Fidelity and Bear Stearns at such address as each shall designate by giving notice hereunder to Meridian and the Company or to such other address or addresses as each of the parties hereto may communicate in writing to the other. Written notice given by any other method shall be deemed effective only when actually received by the party to whom given.

               (h)  Attorneys' Fees.  In the event that any
party to this Agreement shall default in the performance of any of its obligations hereunder, in addition to any and all other rights or remedies which the non-defaulting party may have against the defaulting party, the defaulting party shall be liable to the non-defaulting party for all court costs and attorneys' fees incurred by the non-defaulting party in enforcing its rights hereunder.

               (i)  Tax Indemnification.  Meridian, Shull
and Kenney agree jointly and severally to indemnify and hold the Company harmless against, and to reimburse the Company on demand for any federal, state or local taxes, workers compensation, health or disability benefits, and any penalties and interest thereon to the extent not otherwise paid by Meridian, and required to be paid and paid by or on behalf of the Company in respect of the services of Meridian, Shull, Kenney or any of the other Meridian personnel whose services are furnished to the Company pursuant to this Agreement.

               (j)  Entire Agreement.  This Agreement
contains the entire understanding of the parties hereto respecting the subject matter hereof and supersedes all prior discussions and understandings.

               (k)  Confidentiality; Agreement of Meridian,
                    Shull and Kenney Not to Compete.

                    (i)  The Meridian Parties acknowledge
                         that neither they nor any of their
                         respective agents or employees will
                         at any time during the term of this
                         Agreement and thereafter, either
                         directly or indirectly, use for his
                         or their own account, or disclose,
                         Confidential Information (as
                         hereafter defined) to any person,
                         firm or corporation except that
                         Confidential Information may be
                         disclosed to (aa) authorized
                         officers, directors and employees
                         of the Company or its affiliates,
                         (bb) to the extent necessary in
                         connection with the services
                         provided hereunder during the term
                         of this Agreement, to Meridian
                         personnel who in Shull's and
                         Kenney's good faith judgment have a
                         need to be familiar with or aware
                         of the Confidential Information in
                         order to perform their
                         responsibilities to the Company
                         provided that such personnel are
                         bound by the terms of this
                         Agreement, (cc) to professionals
                         retained (x) by or on behalf of the
                         Company, or (y) by Meridian, to
                         assist it in the execution of or
                         the performance of services under
                         this Agreement, and (dd) as
                         appropriate, to the Committees,
                         Fidelity, Bear Stearns and to other
                         persons or entities bound by the
                         terms of a valid confidentiality
                         agreement with the Company.  As
                         used herein, Confidential
                         Information means information of
                         any kind, nature or description
                         which is disclosed to or otherwise
                         known by or to the Meridian Parties
                         (which information is not generally
                         known in the business in which the
                         Company is engaged) or which
                         information relates to specific
                         investment opportunities within the
                         scope of the Company's business
                         which were considered by the
                         Meridian Parties or the Company
                         during the term of this Agreement.

                    (ii) During a period of one year
                         following the termination or
                         expiration of this Agreement, the
                         Meridian Parties shall not induce
                         any current employee (or an
                         employee terminated within the then
                         most recent twelve (12) month
                         period) of the Company or any of
                         its subsidiaries to terminate his
                         or her employment by the Company or
                         its subsidiaries in order to obtain
                         employment with any other person,
                         firm or corporation.

                    (iii)     For a period of one year
                         following the termination or
                         expiration of this Agreement,
                         neither Shull nor Kenney shall
                         serve as an officer, director,
                         employee of or consultant to any
                         retailer with annual sales in
                         excess of $50 million that
                         specializes in and derives fifty
                         percent or more of their business
                         from young men's and/or young
                         women's casual sportswear, or
                         fashion forward attire, including
                         but not limited to The Gap, Inc.,
                         Structure, Abercrombie & Fitch,
                         Edison Brothers and their
                         respective parents, subsidiaries,
                         divisions and affiliates.

               (l) Specific Performance. The parties agree that irreparable damage will result if this Agreement is not performed in accordance with its terms, and the parties agree that any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, the provisions hereof and the obligations of the parties hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies that a party may have under this Agreement, at law or in equity.

               (m) Effective Date Defined. For purposes of this Agreement, the term "effective date" shall mean the date on which the Company makes the initial distribution of cash, other property and/or securities to parties-in-interest pursuant to the Plan.

               (n)  Permanent Management.  Notwithstanding
the provisions of paragraph 7(b)(i) of this Agreement, nothing in this Agreement shall preclude the Company from employing during the term of this Agreement the New CEO. In addition to ease the transition to the New CEO, the Company may terminate this Agreement upon delivery of written notice of such termination to Meridian, provided, however,

(i) Meridian shall remain entitled to Management Fees through July 31, 1995 (as such date may be extended pursuant to paragraph 2), and (ii) the Company shall pay to Meridian any Bonus Fee if, when and to the extent such Bonus Fee is payable pursuant to paragraph 4(b).

          In witness whereof, the parties have executed this Agreement as of the date and year first above written.

                              Company:

                              Merry-Go-Round Enterprises,
Inc.



____________________________  By:  /s/Isaac Kaufman
                              Name:  Isaac Kaufman
                              Title:  Exec. VP/CFO



                              Meridian:

                              Meridian Ventures, Inc.



6/30/95                                 By:  /s/Thomas C.
Shull
                              Name:  Thomas C. Shull
                              Title:  CEO